PERSONAL AND CONFIDENTIAL
April 22, 1997
Ralph W. Laster, Jr.
Chairman and CEO
AmVestors Financial Corporation
415 SW Eight Avenue
Topeka, KS 66603
Dear Mr. Laster:
We are pleased to confirm the arrangements under which Bush-O'Donnell & Co., Inc. ("Bush-O'Donnell") is engaged by AmVestors Financial Corporation (the "Company") as financial advisor to assist the Company in its analysis an consideration of various financial alternatives available to it, including in connection with the possible sale of the Company.
During the term of our engagement, we will provide you with financial advice and assistance in connection with this potential transaction, which may include performing valuation analyses, search for a purchaser acceptable to you, coordinating visits of potential purchasers and assisting you in negotiating the financial aspects of the transaction.
The fees for our engagement will depend on the outcome of this assignment. The Company agrees to pay us a minimum fee of $25,000, payable to us in cash upon completion of our engagement, such fee to be credited against any transaction fee which becomes due hereunder. If the purchase of 50% or more the the outstanding common stock or the assets (based on the book value thereof) of the Company is accomplished ("a sale of the Company") in one or a series of transactions, including, but not limited to, private or open market purchases to stock, a tender offer, a merger or a sale by the Company of its stock or assets, we will charge a transaction fee of $350,000 plus .4% of the amount by which the aggregate consideration exceeds $362.5 million. If less than 50% of the outstanding common stock or the assets (based on the book value thereof) of the Company is acquired in the manner set forth in the preceding sentence, we will charge a transaction fee to be mutually agreed upon by Bush-O'Donnell and the Company but in no event less than .125% of the aggregate consideration paid in such transactions. Except as provided herein, a transaction fee will be paid to us in cash upon consummation of each transaction.
The aggregate consideration for purposes of calculating a transaction fee shall be:
     (i) in the case of the sale, exchange or purchase of the Company's equity securities, the total consideration paid for such securities
(including
          amounts paid to holders of options, warrants and convertible securities), plus the principal amount of all indebtedness for borrowed money (or, the corresponding pro rata portion of such
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Mr. Ralph W. Laster, Jr.
April 22, 1997
Page No. 2
          debt if less than 100% of the Company's equity securities are acquired) as set forth on the most recent consolidated balance sheet of the Company prior to the consummation of such sale, exchange or purchase, and
     (ii) in the case of a sale or disposition by the Company of assets, the total consideration paid for such assets, plus the net value of any current assets not sold by the Company and the principal amount of all indebtedness for borrowed money assumed by the purchaser.
Amounts paid into escrow and contingent payments in connection with any transaction will be included as part of the aggregate consideration. Fees on amounts paid into escrow will be payable upon the establishment of such escrow. If the consideration in connection with any transaction may be increased by payments related to future events, the portion of our fee relating to such contingent payments will be calculated and paid if and when such contingent payments are made. Aggregate consideration also shall include the aggregate amount of any (i) dividends or other distributions declared by the Company with respect to its stock after the date hereof other than normal recurring cash dividends in amounts not materially greater than currently paid, and (ii) amounts paid by the Company to repurchase any securities of the Company outstanding on the date hereof.
In connection with a sale of the Company involving a tender offer or other purchase or sale of stock, the transaction fee will be payable and calculated under the definition of aggregate consideration set forth above as though 100% of the outstanding common stock of a fully diluted basis had been acquired for the same per share amount paid in the transaction in which 50% or more of the Company's outstanding common stock is acquired by a purchaser or group of affiliated purchasers. Nevertheless, our services pursuant to this letter will continue after control is obtained to assist you with a second step merger or similar transaction.
If any portion of the aggregate consideration is paid in the form of securities, the value of such securities, for purposes of calculating the transaction fee, will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the transaction. If such securities do not have an existing public trading market, the value of the securities shall be the mutually agreed upon fair market value on the day prior to the consummation of the transaction.
In order to coordinate most effectively our efforts together to effect a transaction satisfactory to the Company, the company and its management will promptly inform us of any inquiry they may receive concerning the availability of all or a portion f the stock or assets of the Company for purchase. Also, during the period of our engagement, neither the Company nor its management
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Mr. Ralph W. Laster, Jr.
April 22, 1997
Page No. 3
will initiate any discussions looking toward the sale of all or a portion of the stock or assets of the Company without first consulting with Bush-O'Donnell.
Please note that any oral opinion or advice provided by Bush-O'Donnell in connection with our engagement is exclusively for the information of the Board of Directors and senior management of the Company, and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent.
In connection with engagements such as this, it is our firm policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this letter.
Our services may be terminated by you or us at any time with or without cause effective upon receipt of written notice to that effect. We will be entitled to the applicable transaction fee set forth above in the event that at any time prior to the expiration of eighteen months after such termination an agreement is entered into with respect to a sale of all or a portion of the stock or assets of the Company which is eventually consummated and Bush-O'Donnell or the Company, its management, its directors or its affiliates had contact with the acquiring party, or any affiliate thereof, regarding such transaction during the period of our engagement. Bush-O'Donnell and the Company agree that, at the Company's request and to the extent we deem appropriate, Bush-O'Donnell will assist the Company in connection with an such acquisition of the Company's stock or assets; provided, that, in such case, this letter agreement shall be reinstated in its entirety and the terms and conditions of this letter shall apply to any services rendered in connection with such acquisition.
As you know, James O'Donnell, a director of the Company, is a principal of Bush-O'Donnell and has not and will not participate in any decision by the Company's board of directors to enter into or ratify this engagement or the engagement letter between the Company and Goldman, Sachs & Co.
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Mr. Ralph W. Laster, Jr.
April 22, 1997
Page No. 4
Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt. We are delighted to accept this engagement and look forward to working with you on this assignment.

Very truly yours,
__________________________
BUSH-O'DONNELL & CO., INC.
Confirmed:
AMVESTORS FINANCIAL CORPORATION
By: ______________________
    Ralph W. Laster
    Chairman and CEO

Date: April 24, 1997
      ___________________
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Mr. Ralph W. Laster, Jr.
April 22, 1997
Page No. 5
Annex A
In the event that Bush-O'Donnell becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of either or engagement of any matter referred to in this letter, the Company periodically will reimburse Bush-O'Donnell for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold Bush-O'Donnell harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either our engagement or any matter referred to in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Bush-O'Donnell in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Bush-O'Donnell or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Bush-O'Donnell as a result of such loss, claim, damage or liability in such proportion as is appropriate to reelect the relative economic interests of the Company and its stockholders on the one hand and Bush-O'Donnell on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Bush-O'Donnell with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Bush-O'Donnell and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Bush-O'Donnell and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Bush-O'Donnell, any such affiliate and any such person. The Company also agrees that Bush-O'Donnell shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either our engagement or any matter referred to in this letter except to the extend that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Bush-O'Donnell in performing the services that are the subject of this letter and that no such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either our engagement or any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of such affiliate, partner, director, agent, employee or controlling person in performing the services that are the subject of this letter. Prior to entering into any agreement or arrangement with respect to, or effecting any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that
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Mr. Ralph W. Laster, Jr.
April 22, 1997
Page No. 6
does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A the Company will notify Bush-O'Donnell in writing thereof (if not previously so notified) and, if requested by Bush-O'Donnell, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this paragraph, including the assumption of such obligations by another party, insurance, surety bonds or the creation of any escrow, in each case in an amount and upon terms and conditions satisfactory to Bush-O'Donnell. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either our engagement or any matter referred to in this letter is hereby waived by the parties hereto. The provisions of this Annex A shall survive any termination or completion of the engagement provided by this letter agreement, and this letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.
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